UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

STERIS plc

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11.

STERIS plc

70 Sir John Rogerson’s Quay

Dublin 2, D02 R296, Ireland

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 31, 2025

This supplement (this “Supplement”) supplements the definitive proxy statement on Schedule 14A (as supplemented, the “Proxy Statement”) filed by STERIS plc (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 12, 2025 in connection with the Company’s 2025 Annual General Meeting of Shareholders (the “Annual Meeting”), to be held on July 31, 2025 at 9:00 a.m., Irish Standard Time.

This Supplement is being filed with the SEC and is being made available to the shareholders of the Company on or about July 3, 2025. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent the information in this Supplement differs from or updates information in the Proxy Statement, our shareholders should rely on the information contained in this Supplement.

As described in our Current Report on Form 8-K filed with the SEC on July 3, 2025, Dr. Richard M. Steeves notified the Company on July 1, 2025 that he will retire from the Board of Directors (the “Board”) on the date of the Annual Meeting to be held on July 31, 2025. Due to his retirement, Dr. Steeves’ name has been withdrawn from nomination for re-election to the Board at the Annual Meeting. Dr. Steeves’ decision to retire was not the result of any disagreement with the Company on any matters related to the Company’s strategy, operations, policies or practices.

The Board has determined not to fill Dr. Steeves’ vacancy or appoint a successor nominee for election at the Annual Meeting. All nominees, other than Dr. Steeves due to his retirement as a director, named in the Proxy Statement continue to stand for election at the Annual Meeting, and the form of proxy card included with the Proxy Statement remains valid. However, any votes that are submitted for Dr. Steeves will be disregarded. If you have already voted your proxy, you do not need to take any action unless you desire to change your vote by submitting a new proxy, and your shares will be voted as specified therein, other than any votes with respect to Dr. Steeves. If you have not yet voted your proxy, please complete and return the proxy, disregarding Dr. Steeves’ name as a director nominee.

None of the other agenda items and proposals presented in the Proxy Statement are modified by this Supplement.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION. THIS

SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN,

THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY

STATEMENT OR THE PROXY CARD AND THEY CONTINUE TO BE IN FULL FORCE AND EFFECT

AS ORIGINALLY FILED.

Please note that any proxy card that you received has not changed and may still be used to vote your shares in connection with the Annual Meeting, except as provided above. If you have already voted your proxy, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. Whether or not you plan to attend the Annual Meeting, the Company urges you to please cast your vote as soon as possible by using one of the methods described in the Proxy Statement.